Exhibit 10.1
PORTLAND GENERAL ELECTRIC COMPANY

AGREEMENT CONCERNING INDEMNIFICATION AND RELATED MATTERS

    This Agreement Concerning Indemnification and Related Matters (this “Agreement”) is made as of ____________, _____, by and between PORTLAND GENERAL ELECTRIC COMPANY, an Oregon corporation (the “Corporation”), and _________________ (the “Indemnitee”), an officer or member of the Board of Directors (“director”) of the Corporation.

    WHEREAS, it is essential to the Corporation to retain and attract as directors, officers and employees of the Corporation the most capable persons available and persons who have significant experience in business, corporate and financial matters; and

    WHEREAS, the Corporation has identified the Indemnitee as a person possessing the background and abilities desired by the Corporation and desires the Indemnitee to serve as an officer or director of the Corporation; and

    WHEREAS, the substantial increase in corporate litigation may, from time to time, subject corporate officers, directors and certain employees to burdensome litigation, the risks of which frequently far outweigh the advantages of serving in such capacity; and

    WHEREAS, in recent times the cost of liability insurance has increased and the availability of such insurance is, from time to time, severely limited; and

    WHEREAS, the Corporation and the Indemnitee recognize that serving as an officer, director or employee of a corporation at times calls for subjective evaluations and judgments upon which reasonable persons may differ and that, in that context, it is anticipated and expected that officers, directors and employees of corporations will and do from time to time commit actual or alleged errors or omissions in the good faith exercise of their corporate duties and responsibilities; and

    WHEREAS, it is the express policy of the Corporation to indemnify designated officers, directors and employees to the fullest extent permitted by law; and

    WHEREAS, the articles of incorporation of the Corporation permit, and the bylaws of the Corporation require, indemnification of the officers and directors of the Corporation to the fullest extent permitted by law, including but not limited to the Oregon Business Corporation Act (the “OBCA”), and the OBCA expressly provides that the indemnification provisions set forth therein are not exclusive, and thereby contemplates that contracts may be entered into between the Corporation and its officers and employees with respect to indemnification; and
    WHEREAS, the Corporation and the Indemnitee desire to articulate clearly in contractual form their respective rights and obligations with regard to the Indemnitee’s service on behalf of the Corporation as an officer or director and with regard to claims for loss, liability, expense or damage which, directly or indirectly, may arise out of or relate to such service; and

    NOW THEREFORE, in consideration of the foregoing and the Indemnitee’s agreement to provide services to the Corporation, the Corporation and the Indemnitee agree as follows:

1.Definitions.

    As used in this Agreement:

(a)The term “Proceeding” includes any threatened, pending or completed action, suit or proceeding, whether brought in the right of the Corporation or otherwise, and whether of a civil, criminal, administrative or investigative nature, whether formal or informal, in which the Indemnitee may be or may have been involved as a party, witness or otherwise, by reason of the fact that the Indemnitee is or was an officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, manager, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, for which exculpation, indemnification or reimbursement can be provided under this Agreement.

(b)The term “Expenses” includes, without limitation, direct or indirect expenses of investigations, judicial or administrative proceedings or appeals, including attorney, accountant, expert and other professional fees, costs, disbursements and any expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with investigating, defending, being a witness in or preparing to be a witness in or participating in or preparing to participate in any Proceeding and establishing a right to indemnification under Section 13 of this Agreement, but does not include amounts paid in settlement by the Indemnitee or the amount of judgments or fines against the Indemnitee.

(c)References to “other enterprise” include, without limitation, employee benefit plans; references to “fines” include, without limitation, any excise taxes assessed on a person with respect to any employee benefit plan; references to “serving at the request of the Corporation” include, without limitation, any service as a director, officer, partner, trustee, manager, employee or agent which imposes duties on, or involves services by, such director, officer, partner, trustee, manager, employee or agent with respect to an employee benefit plan, its participants, or its beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Agreement.

(d)References to “the Corporation” include, in addition to the resulting entity, any constituent corporation or other entity (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, partners, trustees, managers, employees or agents, so that any person who is or was a director, officer, partner, trustee, manager, employee or agent of such constituent entity, or is or was serving at the request of such constituent entity as a director, officer, partner, trustee, manager, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Agreement with respect to the resulting or surviving entity as such person would have with respect to such constituent entity if its separate existence had continued.

(e)For purposes of this Agreement, the meaning of the phrase “to the fullest extent permitted by law” includes, but is not limited to:

(i)to the fullest extent authorized or permitted by any amendments to or replacements of the OBCA adopted after the date of this Agreement that increase the extent to which a corporation may indemnify or exculpate its officers, directors or employees; and

(ii)to the fullest extent permitted by the provision of the OBCA that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the OBCA.

2.Limitation of Liability.

(a)    To the fullest extent permitted by law, the Indemnitee shall have no monetary liability of any kind or nature whatsoever, and the Corporation shall indemnify Indemnitee in respect of the Indemnitee’s errors or omissions (or alleged errors or omissions) in serving the Corporation or any of its subsidiaries, their respective shareholders or any other enterprise at the request of the Corporation, so long as such errors or omissions (or alleged errors or omissions), if any, are not shown by clear and convincing evidence to have involved:

(i)any breach of the Indemnitee’s duty of loyalty to such entities, shareholders or enterprises;

(ii)any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

(iii)any transaction from which the Indemnitee derived an improper personal benefit;

(iv)any unlawful distribution (including, without limitation, dividends, stock repurchases and stock redemptions), as defined in the OBCA or, as applicable, in the limited liability company act of the state where the Corporation’s subsidiary is organized; or

(v)profits made from the purchase and sale by the Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provision of any state statutory law or common law.

(b)    Without limiting the generality of subparagraph (a) above and to the fullest extent permitted by law, the Indemnitee shall have no personal liability to the Corporation or any of its subsidiaries, their respective shareholders or any other person claiming derivatively through the Corporation, regardless of the theory or principle under which such liability may be asserted, for:

(i)punitive, exemplary or consequential damages;

(ii)treble or other damages computed based upon any multiple of damages actually and directly proved to have been sustained;

(iii)fees of attorneys, accountants, expert witnesses or professional consultants; or

(iv)civil fines or penalties of any kind or nature whatsoever.

3.Indemnity in Third Party Proceedings.

    The Corporation shall indemnify the Indemnitee in accordance with the provisions of this Section 4 if the Indemnitee was or is a party to or a participant in (as a witness or otherwise), or is threatened to be made a party to or a participant in (as a witness or otherwise), any Proceeding (other than a Proceeding by or in the right of the Corporation to procure a judgment in its favor), against all Expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the Indemnitee in connection with such Proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed was in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, the Indemnitee, in addition, had no reasonable cause to believe that the Indemnitee’s conduct was unlawful. However, the Indemnitee shall not be entitled to indemnification under this Section 3 in connection with any Proceeding charging improper personal benefit to the Indemnitee in which the Indemnitee is adjudged liable on the basis that personal benefit was improperly received by the Indemnitee, unless and only to the extent that the court conducting such Proceeding, or any other court of competent jurisdiction, determines upon application that, despite the adjudication of liability, the Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

4.Indemnity in Proceedings by or in the Right of the Corporation.

    The Corporation shall indemnify the Indemnitee in accordance with the provisions of this Section 4 if the Indemnitee was or is a party to or a participant in (as a witness or otherwise), or is threatened to be made a party to or a participant in (as a witness or otherwise), any Proceeding by or in the right of the Corporation to procure a judgment in its favor, against all Expenses actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such Proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed was in or not opposed to the best interests of the Corporation. However, the Indemnitee shall not be entitled to indemnification under this Section 4 in connection with any Proceeding in which the Indemnitee has been adjudged liable to the Corporation unless and only to the extent that the court conducting such Proceeding, or any other court of competent jurisdiction, determines upon application that, despite the adjudication of liability, the Indemnitee is fairly and reasonably entitled to indemnification under this Agreement or applicable law in view of all the relevant circumstances.

5.Indemnification of Expenses of Successful Party.

    Notwithstanding any other provisions of this Agreement other than Section 7, to the extent that the Indemnitee has been successful, in whole or in part, on the merits or otherwise, in defense of any Proceeding that it is a party to or a participant in (as a witness or otherwise) or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, the Corporation shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

6.Additional Indemnification.

    Notwithstanding any limitation in Sections 3, 4 or 5, the Corporation shall indemnify the Indemnitee to the fullest extent permitted by law with respect to any Proceeding (including a Proceeding by or in the right of the Corporation to procure a judgment in its favor), against all Expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the Indemnitee in connection with such Proceeding.

7.Exclusions.

    Notwithstanding any provision in this Agreement, the Corporation shall not be obligated under this Agreement to make any indemnification or reimbursement of Expenses in connection with any claim made against the Indemnitee:

(a)for which payment has been made to or on behalf of the Indemnitee under any insurance policy, contract, agreement or otherwise, except with respect to any excess amount to which the Indemnitee is entitled under this Agreement beyond the amount of payment under such insurance policy;

(b)brought by the Company for recovery of compensation pursuant to the clawback policy adopted by the Company effective February 15, 2017, as such policy may be amended from time to time, or pursuant to any other clawback or similar policy that may be adopted by the Company from time to time.

(c)if a final decision by a court of competent jurisdiction determines that such indemnification is not lawful under any applicable statute, regulation or public policy;

(d)in connection with any Proceeding (or part of any Proceeding) initiated by the Indemnitee, or any Proceeding by the Indemnitee against the Corporation or its directors, officers, employees or other persons entitled to be indemnified by the Corporation, unless:

(i)the Corporation is expressly required by law to make the indemnification;

(ii)the Proceeding was authorized by the Board of Directors of the Corporation; or

(iii)the Indemnitee initiated the Proceeding pursuant to Section 11 of this Agreement and the Indemnitee is successful in whole or in part in such Proceeding;

(e)for an accounting of profits made from the purchase and sale by the Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provision of any state statutory law or common law; or

(f)    in connection with any proceeding by the Corporation or an affiliate of the Corporation against the Indemnitee in respect of a breach of the provisions of the Indemnitee’s employment agreement with the Corporation or such affiliate.

8.Event of Joint Liability.
(a)The Corporation shall not be liable to the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding without the Corporation’s prior written consent, which shall not be unreasonably withheld. The Corporation shall not settle any claim, action or proceeding to which Indemnitee is entitled to indemnification and reimbursement of expenses under this Agreement in any manner that would impose any liability on Indemnitee without the Indemnitee’s prior written consent.

9.Advances of Expenses.

    The Corporation shall pay the Expenses incurred by the Indemnitee in any Proceeding (other than a Proceeding brought for an accounting of profits made from the purchase and sale by the Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provision of any state statutory law or common law) in advance of the final disposition of the Proceeding at the written request of the Indemnitee, if the Indemnitee:

(a)furnishes the Corporation a written affirmation of the Indemnitee’s good faith belief that the Indemnitee is entitled to be indemnified under this Agreement; and

(b)furnishes the Corporation a written undertaking to repay the advance to the extent that it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Corporation. Such undertaking shall be an unlimited general obligation of the Indemnitee but need not be secured.

    Advances pursuant to this Section 9 shall be made no later than ten days after receipt by the Corporation of the affirmation and undertaking described in Sections 9(a) and 9(b) above, and shall be made without regard to the Indemnitee’s ability to repay the amount advanced and without regard to the Indemnitee’s ultimate entitlement to indemnification under this Agreement. Advances shall be unsecured and interest free. The Corporation may establish a trust, escrow account or other secured funding source for the payment of advances made and to be made pursuant to this Section 9 or of other liability incurred by the Indemnitee in connection with any Proceeding.

10.Nonexclusivity and Continuity of Rights.

    The indemnification, advancement of Expenses, and exculpation from liability provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled under any other agreement, any articles of incorporation, bylaws, or vote of shareholders or directors, the OBCA, any other law, or otherwise, both as to action in the Indemnitee’s official capacity and as to action in another capacity while holding such office or occupying such position. The indemnification, advancement of Expenses and exculpation under this Agreement shall continue as to the Indemnitee even though the Indemnitee may have ceased to be an officer of the Corporation or a director, officer, partner, trustee, manager, employee or agent of an enterprise related to the Corporation and shall inure to the benefit of the heirs, executors, administrators and personal representatives of the Indemnitee. However, no amendment or alteration of the Corporations articles of incorporation, bylaws or any other agreement shall adversely affect the rights provided to Indemnitee under this Agreement.

11.Procedure Upon Application for Indemnification.

    Any indemnification under Sections 3, 4, 5 or 6 shall be made no later than 45 days after receipt of the written request of the Indemnitee, which Indemnitee shall promptly submit to the Corporation including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification, upon a determination that the Indemnitee is entitled to indemnification:

(a)by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to the applicable Proceeding;

(b)if a quorum cannot be obtained under paragraph (a) of this Section 11, then by a majority vote of a committee of the Board of Directors that is (i) duly designated by the Board of Directors, with the participation of directors who are parties to the applicable Proceeding and (ii) consists solely of two or more directors not parties to the applicable Proceeding;

(c)by independent legal counsel selected by the Board of Directors or its committee in the in the manner prescribed by paragraph (a) or paragraph (b) of this Section 11, or if a quorum of the Board of Directors cannot be obtained under paragraph (a) of this Section 11 or a committee cannot be designated under paragraph (b) of this Section 11, the independent legal counsel shall be selected by a majority vote of the full Board of Directors, including directors who are parties to the applicable Proceeding; or

(d)by the shareholders of the Corporation.

Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the Corporation selects independent legal counsel to make the determination whether Indemnitee is entitled to Indemnification pursuant to this Section 11, the Corporation will pay the reasonable fees and expenses of such independent counsel and agrees to indemnify such independent counsel against any and all Expenses, claims, liabilities and damages arising out of its engagement pursuant under this Section 11.

12.Enforcement.

    The Indemnitee may enforce any right to indemnification, advances or exculpation provided by this Agreement in any court of competent jurisdiction in compliance with Section 25 if:

(a)the Corporation denies the claim for indemnification, advances or exculpation, in whole or in part; or

(b)the Corporation does not dispose of such claim within the time period required by this Agreement.

    It shall be a defense to any such enforcement action (other than an action brought to enforce a claim for advancement of Expenses pursuant to, and in compliance with, Section 9 of this Agreement) that the Indemnitee is not entitled to indemnification or exculpation under this Agreement. However, except as provided in Section 13 of this Agreement, the Corporation shall not assert any defense to an action brought to enforce a claim for advancement of Expenses pursuant to Section 9 of this Agreement if the Indemnitee has tendered to the Corporation the affirmation and undertaking required thereunder.

The burden of proving by clear and convincing evidence that indemnification or exculpation is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, a committee thereof, or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification or exculpation is proper in the circumstances because the Indemnitee has met the applicable standard of conduct nor an actual determination by the Corporation (including its Board of Directors, a committee thereof, or independent legal counsel) that indemnification or exculpation is improper because the Indemnitee has not met such applicable standard of conduct, shall be asserted as a defense to the action or create a presumption that the Indemnitee is not entitled to indemnification or exculpation under this Agreement or otherwise.

For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is taken in good faith reliance on the records or books of account of the Corporation, including financial statements, or on information supplied to Indemnitee by the directors and officers of the Corporation in the course of their duties, or on the advice of legal counsel for the Corporation, its Board of Directors, any committee of the Board of Directors, or on information or records given or reports made to the Corporation, its Board of Directors, or any committee of the Board of Directors, by an independent certified public accountant or by an appraiser or other expert selected by the Corporation, its Board of Directors, or any committee of the Board of Directors.

The knowledge and/or actions, or failure to act, of any other officer, director, agent or employee of the Corporation shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under this Agreement.

The Indemnitee’s Expenses incurred in connection with successfully establishing the Indemnitee’s right to indemnification, advances or exculpation, in whole or in part, in any Proceeding shall also be paid or reimbursed by the Corporation.

    The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that:

(i)the Indemnitee is not entitled to indemnification under Sections 3, 4 or 6 of this Agreement because the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the Indemnitee’s conduct was unlawful; or

(ii)the Indemnitee is not entitled to exculpation under Section 2 of this Agreement.

13.Notification and Defense of Claim.

    As a condition precedent to indemnification under this Agreement, not later than 30 days after receipt by the Indemnitee of notice of the commencement of any Proceeding the Indemnitee shall, if a claim in respect of the Proceeding is to be made against the Corporation under this Agreement, notify the Corporation in writing of the commencement of the Proceeding. The failure to properly notify the Corporation shall not relieve the Corporation from any liability which it may have to the Indemnitee otherwise than under this Agreement. With respect to any Proceeding as to which the Indemnitee so notifies the Corporation of the commencement:

(a)The Corporation shall be entitled to participate in the Proceeding at its own expense;

(b)Except as otherwise provided in this Section 13, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense of the Proceeding, with legal counsel reasonably satisfactory to the Indemnitee. The Indemnitee shall have the right to use separate legal counsel in the Proceeding, but the Corporation shall not be liable to the Indemnitee under this Agreement, including Section 9 above, for the fees and expenses of separate legal counsel incurred after notice from the Corporation of its assumption of the defense, unless (i) Indemnitee’s employment of its own legal counsel has been authorized by the Corporation, (ii) the Indemnitee reasonably concludes that there may be a conflict of interest between the Corporation and the Indemnitee in the conduct of the defense of the Proceeding, or (iii) the Corporation does not use legal counsel to assume the defense of such Proceeding. The Corporation shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Corporation or as to which the Indemnitee has made the conclusion provided for in (ii) above;

(c)Indemnitee shall provide the Corporation such information and cooperation in connection with the Proceeding as may be reasonably appropriate;

(d)If two or more persons who may be entitled to indemnification from the Corporation, including the Indemnitee, are parties to any Proceeding, the Corporation may require the Indemnitee to use the same legal counsel as the other parties. The Indemnitee shall have the right to use separate legal counsel in the Proceeding, but the Corporation shall not be liable to the Indemnitee under this Agreement, including Section 9 above, for the fees and expenses of separate legal counsel incurred after notice from the Corporation of the requirement to use the same legal counsel as the other parties, unless the Indemnitee reasonably concludes that there may be a conflict of interest between the Indemnitee and any of the other parties required by the Corporation to be represented by the same legal counsel; and

(e)    The Corporation shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent, which shall not be unreasonably withheld. The Indemnitee shall permit the Corporation to settle any Proceeding that the Corporation assumes the defense of, except that the Corporation shall not settle any action or claim in any manner that would impose any penalty or limitation on the Indemnitee without the Indemnitee’s written consent.

14.Partial Indemnification.

    If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgments, fines or amounts paid in settlement, actually and reasonably incurred by the Indemnitee in connection with such Proceeding, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such Expenses, judgments, fines or amounts paid in settlement to which the Indemnitee is entitled. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. If the Indemnitee is not wholly successful in such Proceeding, the Corporation also shall indemnify Indemnitee against all Expenses reasonably incurred in connection with a claim, issue or matter related to any claim, issue or matter on which the Indemnitee was successful. For purposes of this Section 14 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

15.Interpretation and Scope of Agreement.

    Nothing in this Agreement shall be interpreted to constitute a contract of service for any particular period or pursuant to any particular terms or conditions. The Corporation retains the right, in its discretion, to terminate the service relationship of the Indemnitee, with or without cause, or to alter the terms and conditions of the Indemnitee’s service all without prejudice to any rights of the Indemnitee which may have accrued or vested prior to such action by the Corporation. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by law.

16.Severability.

    If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the remainder of this Agreement shall continue to be valid and the Corporation shall nevertheless indemnify the Indemnitee as to Expenses, judgments, fines and amounts paid in settlement with respect to any Proceeding to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated.

17.Insurance.

The Corporation may purchase and maintain insurance on behalf of Indemnitee who is or was or has agreed to serve at the request of the Corporation as a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against, and incurred by, Indemnitee or on Indemnitee’s behalf in any such capacity, or arising out of Indemnitee’s status as such, whether or not the Corporation would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement. If the Corporation has such insurance in effect at the time the Corporation receives from Indemnitee any notice of the commencement of a proceeding, the Corporation shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the policy. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policy.

18.Subrogation.

    In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee. In the event of any payment by the Corporation under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect to any insurance policy. The Indemnitee shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

19.Notices.

    All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given upon delivery by hand to the party to whom the notice or other communication shall have been directed, or on the third business day after the date on which it is mailed by United States mail with first-class postage prepaid, addressed as follows:

(a)If to the Indemnitee, to the address indicated on the signature page of this Agreement.

(b)If to the Corporation, to

Portland General Electric Company
Attn: General Counsel
121 SW Salmon, 1 WTC 1715
Portland, OR 97204

        or to any other address as either party may designate to the other in writing.

20.Counterparts.

    This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

21.Applicable Law.

    This Agreement shall be governed by and construed in accordance with the internal laws of the state of Oregon without regard to the principles of conflict of laws.

22.Successors and Assigns.

    This Agreement shall be binding upon the Corporation and its successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Corporation). The Corporation shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part of the business and/or assets of the Corporation, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

23.Period of Limitations.
No legal action shall be brought and no cause of action shall be asserted by or in the right of the Corporation against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Corporation shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

24.Attorney Fees.

    If any suit, action (including, without limitation, any bankruptcy proceeding) or arbitration is instituted to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover from the party not prevailing, in addition to other relief that may be provided by law, an amount determined reasonable as attorney fees at trial and on any appeal of such suit or action.

25.Jurisdiction and Venue.

Each party hereto expressly and irrevocably consents and submits to the jurisdiction and venue of any state or federal court sitting in Multnomah County, Oregon, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in such court and to the appellate courts in connection with any appeal. The parties expressly waive all defenses of lack of personal jurisdiction, improper venue and forum non-conveniens with respect to such federal and state courts sitting within Multnomah County, Oregon. The parties expressly consent to (i) service of process being effected upon them by certified mail sent to the addresses set forth in this Agreement and (ii) any final judgment rendered against a party in any action or proceeding being enforceable in other jurisdictions in any manner provided by law.

26.Entire Agreement.

This Agreement expresses the entire understanding of the parties hereto with respect to the subject matter hereof and it supersedes and replaces any and all former or contemporaneous agreements, understandings, representations or warranties relating to such subject matter and contains all of the terms, conditions, understandings, representations, warranties, and promises of the parties hereto in connection therewith.

27.Amendments.
No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

CORPORATION:                        INDEMNITEE:

PORTLAND GENERAL ELECTRIC COMPANY

By: ______________________________________
Maria M. Pope                        [Name]
President and Chief Executive Officer             [Address]